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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 18, 2002 (except for Note 20 as to which the date is January 31, 2002) included in Independent Bank Corp.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

Boston, Massachusetts
March 27, 2002

                                          /s/ Arthur Andersen, L.L.P.